EXHIBIT 99.1

UniPixel Appoints Former Samsung Sr. VP, Seong Peter Shin, as Chief Operating Officer

THE WOODLANDS, Texas — September 8, 2011 — UniPixel, Inc. (NASDAQ: UNXL), a provider of UniPixel Performance Engineered Films to the touch screen, antenna, flexible printed circuit, lighting and display markets, has appointed former Samsung Electronics senior vice president, Seong Peter Shin, as its new chief operating officer.

Mr. Shin brings to UniPixel more than 30 years of experience in IP and business development, engineering and business management, global marketing and sales, and research and design. His background includes LCD panel technology and fabrication, process and architecture development, OEM/ODM product development for display and notebook systems, and major application device launches.

“UniPixel has established a tremendous foundation of advanced performance film technology with broad applications across a number of industries,” commented Mr. Shin. “In particular, UniPixel’s breakthrough UniBoss technology provides for a more transparent, sensitive, and power efficient touchscreen, thereby overcoming several major hurdles faced by today’s device makers. UniBoss’ design and proprietary manufacturing process can also dramatically lower material costs and production time, while generating higher yields. Its complex micro-structure capability, along with the recent breakthrough in double-sided production, opens the door to even greater market opportunities. I am excited and proud to join the UniPixel team at this pivotal point in the company’s development.”

Reed Killion, UniPixel’s president and CEO, commented: “We are very pleased to welcome Peter to our executive management team as our new COO. Peter’s extensive background and accomplishments in the technology sector include many industry firsts for electronic products, processes and components. His knowledge of display and photonics markets and the processes involved align perfectly with our Performance Engineered Films platform, production processes and products. Peter’s cross-disciplinary skill set also offers strong synergistic advantages to our executive management team, board of directors and employees. We have developed a culture of innovation here at UniPixel, and Peter not only complements this culture, but brings a very strong track record of execution and success.”

Mr. Shin had previously held numerous senior management positions at Samsung Electronics Co., lastly serving as a senior vice president of research and development, where he led breakthroughs in new display technology, nano imprinting technology, roll-to-roll process architecture, flexible display development with low temperature process, and low power consumption/high color gamut devices. He was responsible for developing Samsung’s next generation panel technology and LED backlight systems, and was noted for innovations such as reducing the number of panel production steps.

Earlier in his career at Samsung, he was vice president of strategic marketing and sales, where he led Samsung’s $3 billion NB LCD Panel business, selling to major customers like Dell, HP, IBM, Apple, Acer, Gateway, Toshiba, Sony, NEC, Fujitsu, and Siemens. He was responsible for introducing new products, and he maintained the highest profit in the history of Samsung’s LCD business among all product groups. He also previously served as the vice president of Samsung’s notebook LCD panel development team, where he optimized gate IC integration, color filter on array, for thin & light, high color gamut/high resolution, and low power consumption.

More recently, Mr. Shin helped guide Glonet Systems, a marketer and manufacturer of networking equipment, in the development of its new TCON IC technology, helping to create design flexibility and adoption of its high-speed interface application.

Before Samsung Electronics, Mr. Shin was founder, president and CEO of Photonage, a developer and manufacturer of a high speed, zero-EMI interface. Prior to Photonage, Mr. Shin served as vice president of the computer technology center at Samsung Information Systems America, where he was responsible for portable systems R&D, from concept to new technology, as well as related business development.

Mr. Shin also previously served as a director of engineering at Texas Instruments’ PPP division, as well as served in an executive capacity with a successful Silicon Valley startup and mobile system R&D center. Mr. Shin earned his Bachelor of Science in Electrical Engineering from Seoul National University, and his Master of Science in Electrical Engineering from San Jose State University.

About UniPixel, Inc.
Headquartered in The Woodlands, Texas, UniPixel delivers Performance Engineered Films to the Lighting & Display, and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large area, combined with a thin film conductive element. UniPixel’s newly developed UniBoss™ roll-to-roll or continuous flow printed electronics manufacturing process offers high fidelity replication of surface micro structures, advanced micro-optic structures, and conductive elements on thin film. UniPixel can provide these film-based solutions with high fidelity at a lower cost than traditional means available today. UniPixel’s strategy is to develop proprietary Performance Engineered Films for applications in large established markets that are susceptible to technology disruption and can potentially deliver UniPixel high profit growth. The company plans to sell its films for applications, such as, protective cover film, antennas, touch panel sensors, custom circuitry, etc. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. We are currently shipping protective cover films for personal devices. The company’s strategy is to sell its printed film-based products under the UniPixel label, private labels, and through Original Equipment Manufacturers (“OEM”) brands. UniPixel sells its films under the Clearly Superior™ or Diamond Guard™ brand, as well as private label and OEM. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as well as other public filings with the SEC since such date.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeffrey Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Liolios Group
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com